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              EXHIBIT K-4: COMPARISON OF ELECTRIC UTILITY COMPANIES
                         ON VARIOUS INDICATORS OF SIZE
               As of December 31, 2000 (except as otherwise noted)

                                                                                                                            Total
                                                     Total        Total     U.S. Electric        Market        Domestic   Regulated
                                                   Revenues      Assets       Customers    Capitalization (a)  Capacity   Sales (b)
               System                             ($Millions)  ($Millions)    (Millions)       ($Millions)       (MW)       (MWhs)
------------------------------------------------  -----------  -----------  -------------  ------------------  --------  -----------
Allegheny Energy, Inc.                               4,012        7,697          1.4              5,145          8,763    43,991,172
Alliant Energy Corporation                           2,405        6,734          0.9              2,470          5,188    25,791,068
Ameren Corporation                                   3,856        9,714          1.5              5,715         12,414    44,547,691
American Electric Power Company, Inc.               13,964       54,548          4.8             15,309         38,577   158,579,502
Cinergy Corp.                                        8,422       12,330          1.5              5,434         11,825    46,277,022
CMS Energy Corporation                               8,998       15,851          1.7              3,572          6,964    35,860,022
Consolidated Edison, Inc./Northeast Utilities(1)    15,308       26,984          5.1              9,946          6,210    61,557,520
Constellation Energy Group, Inc.                     3,879       12,385          1.1              6,766          6,544    30,193,096
Dominion Resources, Inc.                             9,260       29,348          2.1             16,555         15,802    68,652,937
DPL Inc.                                             1,437        4,436          0.5              3,331          3,607    14,577,371
DTE Energy Company                                   8,075       17,526          2.1              7,262         11,030    50,131,010
Duke Energy Corporation                             49,318       58,176          2.0             31,334         22,814    76,385,729
Edison International                                10,939       36,929          4.2              4,118          5,513
Energy East Corporation/RGS Energy Group, Inc.       4,408        9,570          1.8              2,804          1,485    21,659,268
Entergy Corporation                                 10,016       25,565          2.6              8,435         24,720   103,218,509
FPL Group, Inc.                                      7,082       15,300          3.8             10,528         20,974    87,959,342
Kansas City Power & Light Company                    1,116        3,294          0.5              1,585          3,703    14,201,322
KeySpan Energy Corporation                           5,121       11,550          0.0              5,461          6,237
NiSource Inc.                                        6,031       19,697          0.4              6,461          3,392    15,945,946
NSTAR                                                2,700        5,570          1.1              2,044             41    15,998,277
OGE Energy Corp.                                     3,299        4,320          0.7              1,775          5,781    23,231,205
PG&E Corporation                                    21,389       31,229          4.5              4,401          5,789
Pinnacle West Capital Corporation                    3,690        7,149          0.9              3,978          3,987    22,534,524
Potomac Electric Power Co./Conectiv                  8,077       13,505          1.7              3,579          4,886    24,560,810
Progress Energy, Inc.                                4,119       20,091          2.6              9,130         18,973    76,831,927
PPL Corporation                                      5,683       12,360          1.3              6,723          9,768
Public Service Enterprise Group Incorporated         6,848       20,796          1.9              9,151         11,961
Puget Sound Energy, Inc.                             3,442        5,557          0.9              2,008          1,736    21,710,218
Reliant Energy, Incorporated                        29,339       32,077          1.7             13,383         23,271    72,965,855
SCANA Corporation                                    3,433        7,420          0.5              2,869          4,544    20,188,257

(1)        Merger not likely to be completed; litigation is in progress.

                                                                                                                            Total
                                                     Total        Total     U.S. Electric        Market        Domestic   Regulated
                                                   Revenues      Assets       Customers    Capitalization (a)  Capacity   Sales (b)
               System                             ($Millions)  ($Millions)    (Millions)       ($Millions)       (MW)       (MWhs)
------------------------------------------------  -----------  -----------  -------------  ------------------  --------  -----------
Sempra Energy                                        7,143       15,612          1.2              4,877            430
Sierra Pacific Resources                             2,334        5,639          0.9              1,093          3,009     8,820,665
TECO Energy, Inc.                                    2,595        5,676          0.6              3,742          5,156    16,637,860
The Southern Company                                10,066       31,362          3.9             15,026         32,807   146,201,466
TXU Corp.                                           22,009       44,990          2.7             10,686         21,092   101,990,860
UtiliCorp United Inc.                               28,975       14,116          0.9              3,250          2,764    18,177,192
Exelon Corporation                                  12,962       35,057          5.0             21,045         22,239    86,051,503
Xcel Energy Inc.                                    11,592       21,769          3.2             10,225         19,924    72,908,969
Western Resources, Inc./Public Service Company       3,440        6,458          1.1              2,824          6,979    25,723,727
  of New Mexico
Wisconsin Energy Corporation                         3,355        8,406          1.0              2,534          6,947    27,562,755
FirstEnergy Corp.                                    7,029       17,941          2.3              6,287         12,515    45,383,587
GPU, Inc.                                            5,196       19,262          2.0              3,834            285    44,903,686
FirstEnergy Corp. and GPU, Inc. as a Combined                    38,709(c)       4.3              8,468         12,800    90,287,273
  Company


Notes

(a)      As of April 5, 2001.

(b) For certain companies, no regulated sales information is provided herein because, as a result of power industry deregulation in certain states and the consequent disaggregation of the energy supply function from the energy delivery function, certain companies that previously provided electricity supply to retail customers under a regulated framework no longer supply energy requirements directly to retail customers.

(c)      Pro forma.


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